Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-260981) on Form S-1, registration statements (Nos. 333-202578, 333-210783, 333-217007, 333-230273 and 333-254321) on Form S-8, and registration statements (Nos. 333-218570, 333-223569 and 333-254509) on Form S-3 of our report dated March 30, 2022, with respect to the consolidated financial statements of Evolve Transition Infrastructure LP.

/s/ KPMG LLP

Houston, Texas

March 30, 2022